SECOND AMENDMENT TO AMENDED AND
RESTATED REVOLVING CREDIT AGREEMENT
Dated as of October 9, 1997


This Second Amendment to Amended and Restated Revolving Credit Agreement
(this "Amendment") dated as of October 9, 1997 by and between Quality Dining, Inc., an Indiana corporation, GAGHC, Inc., a Delaware corporation, and BF Holding, Inc., a Delaware corporation, as Borrowers, the banks now or hereafter party to the hereinafter defined Credit Agreement (the "Banks") and Texas Commerce Bank National Association, in its capacity as Agent for the Banks, amends that certain Amended and Restated Revolving
Credit Agreement dated as of April 26, 1996 by and between Quality Dining, Inc. and GAGHC, Inc., as Borrowers, the Banks which are party thereto and Texas Commerce Bank National Association, in its individual capacity and as Agent, as amended by a First Amendment to Amended and Restated Revolving Credit
Agreement dated as of November 7, 1996 and a Waiver and Amendment dated as of September 16, 1997 (together, the "Credit Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

WHEREAS, the Borrowers have requested that the Agent and the Banks agree to amend certain of the financial covenants set forth in the Credit Agreement;

WHEREAS, the Borrowers have requested the Banks to consent to the Bruegger's
Sale;

WHEREAS, the parties have determined that it is in their best interests to enter into this Amendment upon the terms set forth herein.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto agree as follows:

Section1.	Consent.  TCB, in its individual capacity and as Agent for the Banks
(as that term is defined in the Credit Agreement), and each of the Banks whose signatures are set forth below, subject to compliance by the Borrowers with the provisions of Section 2.1(h) and Section 5.15(b) of the Credit Agreement, as
amended hereby, hereby consent to the Bruegger's Sale and the transactions contemplated thereby and hereby waive the violations of Sections 5.8, 6.7,
6.8, 6.9 and 6.11 of the Credit Agreement that would otherwise arise solely as a result of the consummation of the transactions contemplated by the Bruegger's Sale.  The consent and waiver contained herein are limited to the express terms of and to the extent described in this Section 1 and shall not apply to any other facts, time periods or circumstances.
Section2.	Amendments to Article I.
(a)	The definition of "Bruegger's Entities" in Article I of the Credit Agreement
is hereby amended in its entirety to read as follows:
""Bruegger's Entities" shall mean Bruegger's and all of the Subsidiaries of
Bruegger's, Best Bagels, Inc., Mohold, Inc., Mohold Franchise Corporation, Bagel
Acquisition Corporation and Bagel Disposition Corporation."

(b)	A new definition of "Capital Expenditure" shall be inserted in Article I of the Credit Agreement to read as follow:
""Capital Expenditure" shall mean any expenditure by a Borrower or any
Subsidiary in respect of the purchase or other acquisition of assets which, in conformity with GAAP, are included in the property, plant, equipment, or other fixed asset accounts reflected in the consolidated balance sheet of QDI."

(c)	A new definition of "Consolidated Capital Expenditures" shall be inserted in
Article I of the Credit Agreement immediately following the definition of
"Commitment" to read as follows:
""Consolidated Capital Expenditures" shall mean, for any fiscal period, the sum of all  cash expenditures made by the Borrowers and their consolidated
Subsidiaries during such period with respect to Capital Expenditures."

(d)	A new definition of "Junior Subordinated Note" shall be inserted in Article
I of the Credit Agreement immediately following the definition of "Investment"
 to read as follows:
""Junior Subordinated Note" shall mean any one or more junior subordinated notes issued by Bruegger's or any Affiliate thereof to QDI or any Affiliate thereof in connection with the Bruegger's Sale, as it may be amended, modified, restated or replaced from time to time."

(e)	The definition of "Loan Document" in Article I of the Credit Agreement is
hereby amended in its entirety to read as follows:
""Loan Document" shall mean, individually or collectively, as the case may be, this Agreement, the Notes, the Subsidiary Guaranty, the Reaffirmation of Subsidiary Guaranty and each Security Document, each as originally executed and as amended, modified or supplemented from time to time."

(f)	A new definition of "Net Proceeds" shall be inserted in Article I of the
Credit Agreement immediately following the definition of "Net Cash Proceeds" to read as follows:
""Net Proceeds" shall mean, with respect to any sale of assets, the proceeds of such sale net of (i) direct out-of-pocket costs and expenses of such sale, (ii) federal and state income taxes, sales taxes, transfer taxes or similar taxes imposed on the seller on account of such sale, and (iii) amounts, if any, required to be paid with respect to Indebtedness secured by any Lien on such assets which is senior in priority to the Lien of the Agent, if any, on such assets."

(g)	A new definition of "Note Pledge Agreement" shall be inserted in Article I of the Credit Agreement immediately following the definition of "Note(s)" to read as follows:
""Note Pledge Agreement" shall mean a Note Pledge Agreement, substantially in the form of Exhibit G hereto, dated as of the date of the consummation of the Bruegger's Sale by QDI and/or any other holder of a Junior Subordinated Note in favor of the Agent for the benefit of the Banks, as it may be amended, modified, restated or replaced from time to time."

(h)	A new definition of "Permitted Disposition" shall be inserted in Article I of the Credit Agreement immediately following the definition of "Percentage" to read as follows:
""Permitted Disposition" shall mean (i) any sale by a Borrower or any Subsidiary of inventory in the ordinary course of its business and on usual and customary terms, (ii) any sale of a past due receivable for collection only in the ordinary course of business, (iii) any sale of assets pursuant to the Bruegger's Sale, (iv) any sale of assets of a Subsidiary to QDI or a Subsidiary Guarantor, (v) any sale of equipment no longer used or useful in the business of a Borrower or any Subsidiary and (vi) any sale or lease by a Borrower or any Subsidiary of any other assets (including without limitation the capital stock of any Subsidiary), provided that no sale or financing of assets by the Borrower or a Subsidiary described in clause (v) or (vi) above shall be a Permitted Disposition unless the Net Proceeds of such sale or financing are paid to the Agent to the extent required by Section 2.1(h)(iv) hereof."

(i)	The definition of "Permitted Investments" shall be amended by replacing the
"and" between clause (vii) and clause (viii) thereof with a ";" and by adding at the end of said definition the following:  "and (ix) the Junior Subordinated
Note."(j)	The following definitions of "Pledge Agreement" and "Pledgor" shall be inserted in Article I of the Credit Agreement immediately following the definition of "Plan":
""Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit H hereto, entered into by each of the Pledgors pursuant to
Section 5.15 hereof in favor of the Agent for the benefit of the Banks, as it may be amended, modified, restated or replaced from time to time."

""Pledgor" shall mean each of the Borrowers and their respective Subsidiaries and Affiliates which is a party to the Pledge Agreement or a Note Pledge Agreement at any time or from time to time."

(k)	A new definition of "Security Document" shall be inserted in Article I of the Credit Agreement immediately following the definition of "Reserve Requirement" to read as follows:
""Security Document" shall mean the Pledge Agreement, each Note Pledge
Agreement and each other mortgage, assignment, pledge or security agreement or document executed from time to time by any person in favor of the Agent, for the benefit of the Banks, to secure all or any portion of the Obligations, as said agreements or documents may be amended, modified, restated or replaced from time to time."

Section3.	Amendments to Section 2.1.
(a)	Section 2.1(b) of the Credit Agreement is hereby amended by inserting new subsections (iv) and (v) to read as follows:
	"(iv)	The respective Commitments of the Banks shall automatically reduce ratably on December 31, 1998 to an amount such that the aggregate Commitments of all Banks shall equal the lesser of (x) the aggregate Commitments of the Banks as of such date without giving effect to this subsection (iv) and
 (y) $140,000,000.

	(v)	Concurrently with the consummation of a sale, in a transaction or a series of related transactions, of all or a portion of the assets of the
Borrowers and their Subsidiaries (including without limitation the capital stock of any Subsidiary of QDI but excluding the assets sold in any Permitted
Disposition described in clauses (i), (ii), (iii) and (iv) of the definition of
Permitted Disposition) the aggregate Net
Proceeds of which exceeds $3,000,000, the respective Commitments of each of the
Banks shall automatically reduce ratably by an amount equal to 50% of the Net
Proceeds of such sale."

(b)	Section 2.1(g)(i) of the Credit Agreement is hereby amended in its entirety to read as follows:
	"(i)	The Applicable Base Rate Margin in respect of any Base Rate
Loan and the Applicable LIBOR Rate Margin in respect of any LIBOR Base Loan shall be determined by reference to the table set forth below on the basis of the Indebtedness Ratio determined by reference to the most recent financial statements delivered pursuant to Section 5.1(a) or 5.1(b).



                                    Applicable LIBOR         Applicable Base
Indebtedness Ratio                    Rate Margin              Rate Margin
------------------------------      ----------------         ---------------
Greater than 4.50:1.0                    3.00%                    0.75%

Less than or equal to 4.50:100
but greater than 4.00:100                2.75%                    0.50%

Less than or equal to 4.00:1.00
but greater than 3.75:100                2.50%                    0.25%

Less than or equal to 3.75:1.00
but greater than 3.50:100                2.25%                    0.00%

Less than or equal to 3.50:1.00
but greater than 3.25:100                2.00%                    0.00%

Less than or equal to 3.25:1.00
but greater than 3.00:100                1.75%                    0.00%

Less than or equal to 3.00:1.00
but greater than 2.50:100                1.50%                    0.00%

Less than or equal to 2.50:100           1.25%                   0.00%"

(c)	Section 2.1(h) of the Credit Agreement is hereby amended by inserting new subsections (iii) and (iv) to read as follows:
"(iii)	Concurrently with the consummation of a Private Placement, the
Borrowers shall prepay the Loans outstanding in a principal amount equal to the greater of (x) the aggregate principal amount of the promissory notes of QDI issued by QDI in the Private Placement and (y) the aggregate proceeds received by QDI in the Private Placement.

(iv)	Concurrently with the consummation of a sale, in a transaction or a series of related transactions, of all or a portion of the assets of the Borrowers and their Subsidiaries (including without limitation the capital stock of any Subsidiary of QDI but excluding the assets sold in any Permitted Disposition described in clauses (i), (ii), (iii) and (iv) of the definition of Permitted Disposition) the aggregate Net Proceeds of which exceeds $3,000,000, the Borrowers shall prepay the Loans in a principal amount equal to the Net Proceeds of such sale."

Section4.	New Section 5.15.  A new Section 5.15 is hereby inserted into the
Credit Agreement to read as follows:
	"5.15. Security Documents. (a) On or before October 31, 1997, each Borrower which owns an ownership interest in a Subsidiary shall, and shall cause each of its Subsidiaries which owns an ownership interest in a Subsidiary to, take all such action and execute such agreements, documents and instruments, including without limitation execution and delivery of the Pledge Agreement, that may be necessary or desirable to grant to the Agent, for the benefit of the Banks, a first priority, perfected security interest in the capital stock of any such Subsidiaries. If at any time thereafter any Borrower or any Subsidiary of a Borrower acquires an ownership interest in or creates an entity which is or becomes a Subsidiary, such Borrower shall, or shall cause its Subsidiary, to take all such action and execute such agreements, documents and instruments, including without limitation execution and delivery of a counterpart signature page in the form of Annex I to the Pledge
Agreement, that may be necessary or desirable to grant to the Agent, for the benefit of the Banks, a first priority, perfected security interest in the capital stock of such new Subsidiary. Notwithstanding the foregoing, the Borrowers shall not be required to, or be required to cause its Subsidiaries to, pledge the capital stock of (i) any Subsidiary if QDI and/or any of its Subsidiaries is subject to any contractual obligation which prohibits the pledge of the capital stock of such Subsidiary pursuant to the Pledge Agreement, provided that QDI and/or its Subsidiaries shall use reasonable efforts to obtain any necessary waivers, consents or amendments to permit such pledge or to obtain reasonably equivalent security, (ii) any of the Bruegger's Entities or (iii) the Borrowers and their Subsidiaries shall not be obligated to pledge the capital stock of a Subsidiary, provided that the aggregate value of the capital stock of the Subsidiaries that has not been pledged to the Agent for the benefit of the Banks shall not at any time exceed $500,000..

(b)	Concurrently with the consummation of the Bruegger's Sale, the
Borrowers shall, or shall cause each holder of a Junior Subordinated Note to, take all such action and execute such agreements, documents and instruments, including without limitation execution and delivery of a Note Pledge
Agreement, that maybe necessary or desirable to grant to the Agent, for the benefit of the Banks, a first priority, perfected security interest in the Junior Subordinated Note(s).
(c)	At the time that any Borrower or any Subsidiary or Affiliate thereof becomes a party to a Security Document, the Borrowers shall have delivered to the Agent copies (in sufficient number for each of the Banks to receive a copy) of each of the following documents in form and substance reasonably satisfactory to the Agent and the Banks:
(i)	(A) Counterpart signature page to the Pledge Agreement, duly executed by such Borrower or such Subsidiary or (B) the applicable Security Document, duly executed by the applicable Pledgor.
(ii)	A copy of (A) the articles of incorporation (or similar charter document), including all amendments thereto, of such Pledgor, (B) the By-
laws (or similar charter document) of such Pledgor and (C) the resolutions of the Board of Directors and of the shareholders (if required) of such Pledgor authorizing the execution, delivery and performance of the Security
Document, each certified as true and complete by the secretary or assistant secretary of such Pledgor;
(iii)	An incumbency certificate executed by the secretary or
assistant secretary of such Pledgor, certifying the names of the officers authorized to execute the Security Document, together with a sample of the true signatures of such officers;
(iv)	a favorable opinion of counsel to such Pledgor substantially in the form of Exhibit F hereto; and
(v)	delivery of stock certificates, stock powers, irrevocable
proxies, instructions or other instruments or documents required to be delivered pursuant to the applicable Security Document."
Section5.	Amendments to Article VI.
(a)	Section 6.1 of the Credit Agreement is hereby amended in its entirety to read as follows:
"6.1	Consolidated Tangible Net Worth.  The Borrowers shall maintain as of the last day of each fiscal quarter Consolidated Tangible Net Worth of not less than the amount set forth below opposite the applicable period:




                                                         Minimum Consolidated
Applicable Fiscal Quarter                                  Tangible Net Worth
--------------------------                               ---------------------
Fourth fiscal quarter of 1997 and first fiscal
quarter of 1998                                                  $9,000,000

Second and third fiscal quarters of 1998                        $12,000,000

Each fiscal quarter thereafter                                  $15,000,000"

(b)	Section 6.2 of the Credit Agreement is hereby amended in its entirety to read as follows:
	"6.2	Ratio of Funded Debt to Total Capitalization.  The Borrowers shall maintain as of the last day of each fiscal quarter a ratio of (i) Funded Debt of QDI and its Subsidiaries, on a consolidated basis, to (ii) the Total Capitalization of not more than the amount set forth below opposite the applicable period:


                                                  Maximum Ratio of Funded
Applicable Fiscal Quarter                       Debt to Total Capitalization
-------------------------                       ----------------------------

The last fiscal quarter of 1997 and the first,
second and third quarters of 1998                        0.90 to 1.00

Each fiscal quarter thereafter                           0.80 to 1.00"

(c)	Section 6.3(a) of the Credit Agreement is hereby amended in its entirety to read as follows:
"(a)	For each twelve-month period ending on the last day of each fiscal quarter of QDI, the Borrowers shall maintain a ratio of Earnings Available for Fixed
Charges to Fixed Charges of not less than the ratio set forth below:

                                                  Minimum Fixed Charge
Applicable Fiscal Quarter                           Coverage Ratio
-------------------------                         --------------------

The fourth fiscal quarter of 1997 and
the first fiscal quarter of 1998                      1.15:1.00


The second and third fiscal quarters of
1998                                                  1.25:1.00


Each fiscal quarter thereafter                        1.35:1.00"


(d)	Section 6.4 of the Credit Agreement is hereby amended in its entirety to read as follows:
	"6.4	Ratio of Funded Debt to Pro Forma Consolidated Cash Flow.  For
each twelve-month period ending on the last day of each fiscal quarter of QDI, the Borrowers shall maintain a ratio of Funded Debt of QDI and its Subsidiaries on a consolidated basis, as of the last day of such fiscal quarter to Pro Forma Consolidated Cash Flow for the twelve-month period ending on such date, of not more than the ratio set forth below:

                                           Maximum Ratio of Funded Debt to
Applicable Fiscal Quarter                 Pro Forma Consolidated Cash Flow
-------------------------                 --------------------------------

Fourth fiscal quarter of 1997 fiscal year         7.00:1.00


First fiscal quarter of 1998 fiscal year          8.00:1.00


Second fiscal quarter of 1998 fiscal year         7.00:1.00


Third fiscal quarter of 1998 fiscal year          6.00:1.00


Fourth fiscal quarter of 1998 fiscal year         5.50:1.00


Each fiscal quarter thereafter                    5.00:1.00"

(e)	Clause (b) of Section 6.5 of the Credit Agreement is hereby amended in its entirety to read as follows:
"(b)	Capital Lease Obligations incurred after April 26, 1996, provided that, after taking into account the incurrence of such Capital Lease Obligations, (x) the aggregate outstanding Capital Lease Obligations incurred pursuant to this clause (b) shall not exceed $5,000,000 and (y) no Default or Event of Default shall exist."

(f)	Section 6.7 of the Credit Agreement is hereby amended in its entirety to read as follows:
"6.7	Dividends, Stock Purchases and Restricted Payments.  Neither of the
Borrowers will, nor permit any of its Subsidiaries to, except as hereinafter provided:
(a) declare or pay any dividends, either in cash or Property, on any shares of its capital stock of any class (except dividends payable by QDI solely in shares of common stock of QDI and dividends payable solely to QDI or a Wholly-Owned Subsidiary of QDI); or (b) directly or indirectly, or through any Subsidiary, purchase, redeem, retire, or otherwise acquire any shares of its capital stock, or other equity interests therein, of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock, or other equity interests therein (except for any such purchases, redemptions, retirements or other acquisitions payable solely in shares of common stock of QDI); or (c) make any other distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock, or other equity interests therein (such declarations or payments of dividends, purchases, redemptions or retirements of stock and warrants, rights or options, and all such other distributions being herein collectively called
 "Restricted Payments")."

(g)	Section 6.8 of the Credit Agreement is hereby amended in its entirety to read as follows:
"6.8	Sales of Assets.  Neither of the Borrowers will, nor permit any of its
Subsidiaries to, sell, lease, transfer or otherwise dispose of assets (including without limitation the capital stock of any Subsidiary), other than Permitted Dispositions."

(h)	A new Section 6.14 is hereby inserted into the Credit Agreement to read as follows:
"6.14	Capital Expenditures.  The Borrowers shall not, and shall not permit any of their Subsidiaries to, expend or contract to expend any amount for Capital Expenditures during any fiscal year if as a result thereof the Consolidated Capital Expenditures for such fiscal year shall exceed the sum of
(i) the amount specified below opposite such fiscal year plus (ii) the amount, if positive, of the maximum amount of Consolidated Capital Expenditures permitted for the immediately preceding fiscal year less the actual amount of Consolidated Capital Expenditures made in such prior fiscal year:

                                             Maximum Consolidated
Fiscal Year                                 Capital Expenditures
------------                                ---------------------
1998                                             $7,500,000
1999                                             $8,500,000"

Section6.	Amendments to Section 7.1.
(a)	Clause (k) of Section 7.1 of the Credit Agreement is hereby amended by deleting "or" at the end thereof.
(b)	Clause (l) of Section 7.1 of the Credit Agreement is hereby amended by replacing the period at the end thereof with the following:  "; or ".
(c)	A new clause (m) is hereby inserted in Section 7.1 of the Credit Agreement to read as follows:
"(m)	Any Security Document shall cease to be in full force and effect or any Pledgor shall so state in writing; or the Agent, for the benefit of the Banks, shall cease to have a first priority, perfected security interest on all or any portion of the
collateral subject or purported to be subject to any Security Document."

Section7.	New Section 8.11.  A new Section 8.11 is hereby inserted into the
Credit Agreement to read as follows:
"8.11	Collateral Matters.  The Agent is authorized on behalf of all the
Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to the Security Documents or any collateral thereunder which may be necessary to perfect and maintain perfected the security interest in and Liens upon the collateral granted pursuant to the Security Documents. The Banks irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any collateral (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Borrowers known to the Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder;
(iii) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (iv) if approved, authorized or ratified in writing by all the Banks. Upon request by the Agent at any time the Banks will confirm in writing the Agent's authority to release particulartypes or items of collateral pursuant to this Section 8.11, provided that the absence of any such confirmation for whatever reason shall not affect the Agent's rights under this Section 8.11."

Section8.	Amendment to Section 10.1.  The first paragraph of Section 10.1 of the Credit Agreement is hereby amended by deleting the "or" between clauses (e) and (f) and by inserting at the end of clause (f) immediately after "this
Section 10.1" the following:"or (g) release or impair the security interest in any of the collateral granted to the Agent, for the benefit of the Banks, under the Security Documents or discharge any Subsidiary Guarantor".

Section9.	Exhibit F.  A new Exhibit F is hereby inserted into the Credit
Agreement in the form of Exhibit A attached hereto.
Section10.	Exhibit G.  A new Exhibit G is hereby inserted into the Credit
Agreement in the form of Exhibit B attached hereto.
Section11.	Exhibit H.  A new Exhibit H is hereby inserted into the Credit
Agreement in the form of Exhibit C attached hereto.
Section12.	Effective Date.  This Amendment shall become effective as of the date first above written upon receipt by the Agent of each of the following items:
(a)	Counterparts of this Amendment duly executed by each of the Borrowers, the
Agent and each of the Banks;
(b)	Reaffirmation of Subsidiary Guaranty, duly executed and delivered by each of the Wholly-Owned Subsidiaries of the Borrower (other than GAGHC and the
Bruegger's Entities);
(c)	Certificate of the Secretary or an Assistant Secretary of each of QDI and
GAGHC, certifying that (i) there has been no amendment to the articles of incorporation or by-laws of such Borrower since April 26, 1996 and (ii) attached is a true and correct copy of the resolutions of such Borrower's Board of
Directors authorizing the execution, delivery
and performance of this Amendment and the Security Documents, if applicable, and any other documents or instruments executed and delivered in connection herewith and therewith
and the performance of all the terms and provisions hereof and thereof;
(d)	Incumbency Certificate, certified by the Secretary of each of the Borrowers;
(e)	Certificates of the Secretary or an Assistant Secretary of each Subsidiary
Guarantor certifying that (i) either (A) there has been no amendment to the articles of incorporation or by-laws of such Subsidiary Guarantor since
April 26, 1996 (or such later date as such Subsidiary became a Subsidiary
Guarantor) or (B) attached thereto is a true and correct copy of the articles of incorporation and by-laws of such Subsidiary Guarantor and
(ii) attached is a true and correct copy of resolutions of such Subsidiary
Guarantor's Board of Directors authorizing the execution and delivery of the
Reaffirmation of Subsidiary guaranty and the Security Documents, if applicable;
(f)	Incumbency Certificate of each Subsidiary Guarantor, certified by the
Secretary of such Subsidiary Guarantor;
(g)	Written opinion of counsel to each of the Borrowers and the Subsidiary
Guarantors, in form and substance reasonably satisfactory to the Agent;
(h)	Payment by QDI to the Agent for the ratable benefit of the Banks of a nonrefundable amendment fee as set forth in a separate fee letter between QDI and the Agent;
(i)	Payment by the Borrowers of all costs and expenses of the Agent's special counsel (including without limitation legal fees and expenses) incurred in connection with preparation and execution of this Amendment and the Pledge
Agreement and incident to all
proceedings in connection with transactions contemplated hereby and thereby and documents relating to this Amendment and the Pledge Agreement; and
(j)	Such other documents and instruments as the Agent shall reasonably request.
Section13.	Release of Obligors.  (a)  The Banks hereby authorize the Agent upon consummation of the Bruegger's Sale and compliance by the Borrowers with
Section 2.1(h)
and Section 5.15(b) of the Credit Agreement, to release BFH from its obligations as a Borrower under the Credit Agreement and to release the Subsidiary
Guarantors which are engaged in a bagel-related business and are being disposed of in the Bruegger's Sale from their respective obligations under the
Subsidiary Guaranty and to execute such other
documents and instruments as may be necessary to evidence such release and, in which case, all references to BFH as a "Borrower" in the Credit Agreement shall thereafter be disregarded and all references to a "Borrower" or the
"Borrowers" in the Agreement and the Notes shall thereafter refer only to QDI and GAGHC and shall for all purposes exclude BFH
and all references to "Subsidiary Guarantors" shall thereafter exclude the
Subsidiaries released hereby.  Each of the Banks further agrees, upon request of
QDI, to exchange the
Note currently held by it for a new promissory note to be issued by QDI and
GAGHC substantially in the form of Exhibit D hereto, payable to the order of the
Bank in a principal amount equal to the reduced Commitment (effective after giving effect to the Bruegger's
Sale) of such Bank.  In the event of any such exchange, the promissory notes delivered pursuant hereto shall constitute "Notes" for all purposes of the
Credit Agreement and all
references to the Notes in the Credit Agreement or any other Loan Document shall be deemed to be a reference to the Notes delivered pursuant hereto.
(b)  The Banks hereby authorize the Agent to release Tri-State Construction Co.,
 Inc. from its obligations as a Subsidiary Guarantor under the Subsidiary
 Guaranty and to execute such other documents and instruments as may be necessary to evidence such release and all
references to "Subsidiary Guarantors" shall thereafter exclude Tri-State
Construction Co., Inc.  In connection therewith, the Borrowers hereby represent and warrant that as of the date hereof, after giving effect to the release of Tri-State Construction Co., Inc. as a
Subsidiary Guarantor, the aggregate assets of the
 Wholly-Owned Subsidiaries of QDI (other than
GAGHC) which are not Subsidiary Guarantors is less than $500,000.
Section14.	References to Agreement.  From and after the effective date hereof, each reference in the Credit Agreement to "this Agreement,"
"hereof," or "hereunder" or words of like import, and all references to the
 Agreement in any and all agreements,
instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Credit Agreement, as modified and amended by this Amendment.
Section15.	Ratification.  The Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.
Section16.	Applicable Law.  This Amendment shall be governed by and
construed in accordance with the laws of the State of Illinois (without regard to any choice of law provisions thereof).
Section17.	Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.
Section18.	Expenses.  The Borrowers shall pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation of this
Amendment,
including, but not limited to, the reasonable fees and disbursements of special counsel for the Agent.


[The rest of this page intentionally left blank.]

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

QUALITY DINING, INC.


By:
Its:


GAGHC, INC.


By:
Its:


BF HOLDING, INC.


By:
Its:



TEXAS COMMERCE BANK NATIONAL
ASSOCIATION, in its individual capacity and as Agent for the Banks (as that term is defined in the Credit Agreement).


By:
(Signature


(typed or printed name and title)


	NBD BANK, N.A.


	By:
	(Signature)



	(typed or printed name and title)


THE NORTHERN TRUST COMPANY


By:
(Signature)



(typed or printed name and title)


KEYBANK NATIONAL ASSOCIATION
(successor in interest to Society National Bank)


By:
(Signature)



(typed or printed name and title)


LASALLE NATIONAL BANK


By:
(Signature)



(typed or printed name and title)


NATIONS BANK, N.A. (SOUTH)


By:
(Signature)



(typed or printed name and title)


SUNTRUST BANK, CENTRAL FLORIDA,
N.A.


By:
(Signature)



(typed or printed name and title)


EXHIBIT A to
Amendment

EXHIBIT F


LEGAL OPINION OF COUNSEL
FOR PLEDGOR


	The opinion of counsel for the Pledgor shall be addressed to the Agent and each of the Banks and shall be to the effect that:

	1.	The Pledgor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite corporate power and authority to
carry on the business now conducted by it, to own its property and to enter into and perform the Pledge Agreement.

	2.	The Pledgor is duly qualified and in good standing as a foreign corporation in the jurisdictions enumerated in Annex I hereto and such jurisdictions are all of the jurisdictions where the nature of its business or the character of its properties makes such qualification or licensing necessary.

	3.	The [specify applicable Security Document] (the "Security Document")
has been duly authorized by proper corporate action on the part of the Pledgor, has been duly executed and
delivered by an authorized officer of the Pledgor and constitutes the legal, valid and binding
obligations of the Pledgor, enforceable in accordance with its terms, except to the extent that enforcement of the Security Document may be limited by applicable bankruptcy, insolvency,
reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).  There has been created under the Security Document a valid security interest in favor of the Agent in the
Pledgor's right, title and interest in the Collateral identified in the
Security Document.  Based on our understanding
that you have taken and are retaining possession of [the stock certificates evidencing such
Pledged Shares, together with undated stock powers duly endorsed in blank in respect of each of
such stock certificates,][the Junior Subordinated Notes, duly assigned,] the Agent's security interest in such Pledged Shares will be a first priority, perfected security interest.

	4.	No authorization, approval or consent of any governmental or regulatory body is necessary or required in connection with the lawful execution, delivery and performance by the Pledgor of the Security Document.

	5.	The execution, delivery and compliance with the terms and provisions of the
Security Document by the Pledgor will not conflict with, or result in any breach of any of the
provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the Property of the Pledgor pursuant to, the provisions of the articles of incorporation, by-laws or other charter document of the Pledgor or any loan agreement under which the Pledgor is bound, or other agreement or instrument under which the Pledgor or its
Property is bound.

	6.	There are no actions, suits or proceedings pending or, to the best of such counsel's knowledge after due inquiry, threatened against, or affecting the
Pledgor, at law or in equity or
before or by any federal, state, municipal or other governmental department, commission, board,
bureau, agency or instrumentality, domestic or foreign, which would contest or affect the
execution, validity or performance of the Security Document.

	7.	The execution, delivery and performance of the Security Document by the
Pledgor will not result in a breach or violation of any of the terms, conditions, or provisions of any law or regulation (including any usury laws)
, order, writ, injunction or decree of any court or
governmental authority applicable to the Pledgor.

	8.	[The Pledged Shares identified on Annex II hereto have been duly and validly issued, are fully paid and nonassessable and are owned by the Pledgor, free and clear of any lien or encumbrance.]

Counsel may rely on the opinions of other counsel with respect to matters contained in the opinion, provided that counsel states that his reliance thereon is justified.


Exhibit B to
Amendment

EXHIBIT G



NOTE PLEDGE AGREEMENT


[See attached]

NOTE PLEDGE AGREEMENT


THIS NOTE PLEDGE AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, the "Agreement") dated as of
_____________, 1997 by and between _________________ (the "Pledgor") and Texas
Commerce Bank National Association, as agent (in such capacity, the "Agent") for the banks (the "Banks") which are parties to the Amended and Restated Revolving Credit Agreement dated as of April 26, 1996, as amended by a First Amendment to Amended and Restated Revolving
Credit Agreement dated as of November 7, 1996, a Waiver and Amendment dated as of September 16, 1997 and a Second Amendment to Amended and Restated Revolving Credit Agreement dated as of October 1, 1997 (said Amended and Restated Revolving Credit
Agreement as so amended and as the same may be amended, supplemented, restated
 or otherwise modified from time to time in accordance with the terms thereof, the "Credit Agreement") among
Quality Dining, Inc. and GAGHC Inc., as Borrowers (the "Borrowers"), the Banks and the Agent.

W I T N E S S E T H:

WHEREAS, it is a condition precedent to the Banks' agreement to make Advances under the Credit Agreement that the Pledgor enter into this Agreement; and

WHEREAS, it is in the best interest of Pledgor to cause to be executed on its behalf this Agreement inasmuch as Pledgor will derive substantial direct and indirect benefits from the Advances to be made under the Credit Agreement;

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

Section 1.	Definitions.  All capitalized terms not otherwise defined
herein shall have the meanings ascribed to them in the Credit Agreement. The following additional terms, as used herein, have the following respective meanings:

"Agreement" shall mean this Note Pledge Agreement, as it may be amended, modified or supplemented from time to time.
"Collateral" shall mean all property or rights in which a security interest is granted hereunder.

"Event of Default" means an Event of Default as such term is defined in the Credit Agreement or any default by the Pledgor in the performance of its obligations hereunder or any
failure by the Pledgor to comply with the covenants herein contained.

"Obligor" means, individually, each Borrower and each Subsidiary Guarantor and "Obligors" means all of them collectively.

"Pledged Note" shall mean the junior subordinated note dated __________ in the original principal amount of $__________ issued by [Bruegger's Corporation] to the Pledgor, and all amendments, modifications and replacements thereof and any and all notes issued in exchange therefor or transfer thereof.

"Secured Obligations" shall mean, without duplication, the Obligations and all obligations and liabilities, now existing or hereafter incurred (i) hereunder,
(ii) under the Credit Agreement and the Notes, including, without limitation, the principal, premium, if any, interest
(including, without limitation interest which, but for the filing of a petition in bankruptcy would accrue on such obligation), fees and expenses now or hereafter payable in respect thereof, and under the Subsidiary Guaranty, (iii) under each other Loan Document, if any, and
(iv) any renewals or extensions of any of the foregoing.

"Secured Parties" means at any time, the Banks, the Agent and any other Person that may hereafter become a holder of Secured Obligations.

"UCC" means the Uniform Commercial Code as in effect from time to time in the State of Illinois.

Section 2.	Grant of Security Interest.  In order to secure the full and punctual payment and performance of the Secured Obligations in accordance with the terms thereof
(whether at stated maturity, by acceleration or otherwise), including the payment of amounts that would become due but for the automatic stay provisions of Section 362(a) of the Bankruptcy
Code, and to secure the performance of all the obligations of the Pledgor hereunder, the Pledgor
hereby grants to the Agent, for the ratable benefit of the Secured Parties, as security for the payment of the Secured Obligations, a continuing security interest in and lien upon the following, whether now existing or hereafter arising or acquired (herein collectively called the "Collateral"):
(i)	the Pledged Note and the indebtedness evidenced thereby, together with all cash and non-cash payments and any other property received or to be received with respect thereto;

(ii)	any and all extensions, renewals, replacements or substitutions thereof;

(iii)	any and all property at any time delivered, pledged, assigned or transferred to Pledgor as security for the Pledged Note, and

(iv)	any and all proceeds, rents, issues, profits and returns of and from any of the items described in the foregoing clauses (i) through (iii);

TO HAVE AND TO HOLD the Collateral, together with all rights, titles, interests, privileges and preferences appertaining or incidental thereto, unto the Agent, for the ratable benefit of the Secured Parties, their successors and assigns, forever subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 3.	Representations and Warranties.  The Pledgor represents and warrants to the Agent that:

(a)	The Pledgor is and will be the lawful owner of all the Collateral, free of all liens and claims whatsoever, other than the security interest hereunder and except as otherwise may be permitted by the Credit Agreement, and no presently effective
Uniform Commercial Code financing statement (other than any which may have been filed on behalf of the Agent) covering any of the Collateral is on file in any public office.

(b)	The Pledgor has furnished to the Agent the true, genuine executed original of the Pledged Note, properly endorsed to the order of the Agent; the Pledged Note has not been amended, modified or altered (except as the Agent has been notified in writing); and the Pledged
Note remains in full force and effect in accordance with its terms.

(c)	The Pledged Note (i) is, to the knowledge of the Pledgor, a genuine, legally valid and enforceable obligation of the maker thereof and (ii) is not in default.  There have been no
prepayments of principal or interest with respect to the Pledged Note and the
Pledged Note is not subject to any credits or offsets not shown by proper endorsement thereon.

(d)	The Pledgor has full power and authority to execute this Agreement and to perform the Pledgor's obligations hereunder, and to subject the Collateral now or hereafter owned by the Pledgor to the security interest hereunder.

(e)	The address of the location of the records of the Pledgor concerning the
Collateral and the address of Pledgor's place of business (or, if it has more than one place of business, its chief executive office) are as set forth on Schedule I hereto.

Section 4.	Care of the Collateral.  The Agent shall be deemed to have exercised reasonable care with respect to the interest of the Pledgor in the custody and preservation of the Collateral if it takes such action for that purpose as the
Pledgor shall request in writing, but failure of the Agent to comply with any such request shall not of itself be deemed a failure to
exercise reasonable care, and no failure of the Agent to preserve or protect any rights with
respect to the Collateral against prior parties, or to do any act with respect to preservation of the
Collateral not so requested by the Pledgor, shall be deemed a failure to exercise reasonable care in custody or preservation of the Collateral.

Section 5.	Authority to Collect and Restricted Account.  (a)  Until
such time as the Agent shall notify the Pledgor of the revocation of such power and authority, the Pledgor will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral as the Pledgor may deem advisable and as Agent may reasonably request. The Agent may, however, at any time upon the occurrence of an Event of Default and the continuation thereof:

(i)	notify the maker of the Pledged Note to make direct payment to the
Agent of any amounts due or to become due under the Pledged Note; and

(ii)	enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto.

(b)	Upon the occurrence and continuation of an Event of Default and the request of the Agent, the Pledgor will forthwith, upon receipt, transmit and deliver to the Agent, in the form
received, all cash, checks, drafts, chattel paper and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Agent) which may be received by the
Pledgor at any time in full or partial payment or otherwise as proceeds of any of the Collateral.  Except as the Agent may otherwise consent in writing, any such items which may be received by the
Pledgor will not be commingled with any other of its
funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Agent until delivery is made to the Agent.  The Pledgor will comply with the terms and conditions of any consent given by the Agent
pursuant to the provisions of this paragraph.

(c)	The Agent is authorized to endorse, in the name of the Pledgor, any item, howsoever received by the Agent, representing any payment on or other proceeds of any of the Collateral.

Section 6.	Undertakings and Agreements of the Pledgor.  The Pledgor:

(a)	will not, without the prior written approval of the Required
Banks, enter into any modification, amendment or supplement, or execute any waiver, extension, renewal or other agreement with respect to the Pledged Note or any other of the Collateral;

(b)	will furnish to the Agent, as soon as possible and in any event within thirty (30) days prior to the occurrence from time to time of any change in the address of the Pledgor's location (as described on Schedule I hereto) or in the name of the Pledgor, notice in writing of such change;

(c)	will from time to time, on request of the Agent, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by the Agent) and do such other acts and things, all as the Agent may request, to establish and maintain a valid perfected security interest in the Collateral (free of all other liens and claims whatsoever) to secure payment of the Secured Obligations;

(d)	will not sell, transfer or otherwise dispose of any of the Collateral or any interest therein except with the prior written consent of the Agent; and

(e)	will reimburse the Agent for all costs and expenses, including reasonable attorneys' fees and legal expenses, incurred by the Agent in seeking to collect or enforce any rights under the Collateral, to collect the Secured Obligations and to enforce the Agent's rights hereunder.

	Section 7.	Power of Attorney.  The Pledgor hereby unconditionally
and irrevocably appoints the Agent its true and lawful attorney, with full power of substitution, in the name of the Pledgor, the Agent, the Secured Parties or otherwise, for the sole use and benefit of the Secured Parties, but at the expense of the Pledgor, to the extent permitted by law, to exercise, at any time and from time to time, all or any of the following powers with respect to all or any of the Collateral:

(i)	upon the occurrence and during the continuance of an Event of Default, to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof,

(ii)	upon the occurrence and during the continuance of an Event of Default, to settle, compromise, combine, prosecute or defend any action or proceeding with respect thereto,

(iii)	upon the occurrence and during the continuance of an Event of Default, to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Agent were the absolute owner thereof,

(iv)	upon the occurrence and during the continuance of an Event of Default, to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto,

(v)	upon the occurrence and during the continuance of a Default or an Event of Default, to transfer to, or register in the name of, the Agent or any of its nominees, any or all of the Collateral, and

(vi)	upon the occurrence and during the continuance of a Default or an Event of Default, to take any and all other appropriate action and to execute any and all other documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement;

provided that the Agent shall give the Pledgor not less than ten days' prior written notice of the time and place of any sale or other intended disposition of any such Collateral owned by it except any Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Agent and the Pledgor agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.

	Section 8.	Remedies Upon Event of Default.  If any Event of Default shall have occurred and be continuing, the Agent may exercise on behalf of the Secured
Parties, in addition to all other rights and remedies granted to it in this
Agreement (including, without limitation, the
rights and remedies specified in Section 7 hereof), the other Loan Documents and in any other agreement, document or instrument securing, evidencing or relating to the Secured Obligations, all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where
such rights are exercised) and, in addition, the Agent may, without being required to give any notice, except as herein or in the Credit Agreement provided or as may be required by mandatory
provisions of law, (i) apply the cash, if any, then held by it as Collateral as specified in Section 9
and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale or at any
broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Agent may deem satisfactory.  The Agent or any of the Banks may be
the purchaser of any or all of the Collateral so sold at any public sale
(or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely
distributed standard price quotations, at any private sale).
The Pledgor agrees to execute and deliver such documents and take such action as the Agent deems reasonably necessary or
advisable in order that such sale may be made in compliance with law.
The Agent is authorized,
in connection with any such sale, if it deems it advisable so to do,
(i) to restrict the prospective
bidders on or purchasers of the Pledged Note to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not
with a view to the distribution or sale of the Pledged Note, (ii) to cause to be placed on the Pledged Note or on any other
securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933, as from time to time amended
(the "Act"), and may not be disposed of in violation of the provisions of the Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Agent deems
necessary or advisable in order to comply with the Act or any other law.  The
Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the
Agent deems necessary or advisable in order that any such sale may be made in compliance with
law.  Upon any such sale the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold.
Each purchaser at any such sale shall hold the Collateral
so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor which may be waived, and the Pledgor, to the extent permitted
by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted.
The notice (if any) of such sale required
by Section 7 shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state
the day after which such sale may be consummated.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix in
the notice of such sale.  The Agent shall not be obligated to make any such sale pursuant to any such notice.
The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so
adjourned.  In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold
may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.  The Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose its security interests in the Collateral and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

Section 9.	Application of Proceeds.  The Agent shall apply the proceeds of any sale of, or realization upon, all or any part of the Collateral and any cash held, after deducting all
costs and expenses of every kind incurred in connection therewith, due to the Agent or the Banks under the Credit Agreement, the Notes, the
Subsidiary Guaranty and each other Loan Document
or any other agreement contemplated thereby or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent hereunder,
including, without limitation, attorneys' fees, disbursements and charges, to the payment in whole or in part of the Secured Obligations, in such order and manner as the Agent may elect,
and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation,
Section 9-504(1)(c) of the UCC, need the Agent account for the surplus, if any, to the Pledgor.  To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Agent or any Bank arising out of the exercise by the Agent of any of its rights hereunder, absent gross
negligence or willful misconduct on the part of the Agent or such Bank.
[The Pledgor shall remain liable to the extent provided therein for any deficiency if the proceeds of any sale or other
disposition of the Collateral are insufficient to pay the Secured
Obligations and the fees and disbursements of any attorneys employed by the Agent or the Banks to collect such deficiency.]

Section 10.	No Subrogation; Unconditional Obligations.  (a) Notwithstanding any
payment or payments made by the Pledgor hereunder, the receipt of any amounts by any Secured Party with respect to the Collateral, or any setoff or application of funds of the Pledgor by any Secured Party, the Pledgor shall not be entitled to exercise any right of subrogation to any of the rights of any Secured Party against the Borrowers or any other Obligor, or any collateral security held by any Secured Party for the payment of the Secured
Obligations (a) prior to the date that is
one year and five days after the indefeasible payment in full of the Secured
Obligations and the termination of the Commitments (the "Trigger Date")
and (b) on and after the Trigger Date, to
the extent that (i) such right of subrogation that the Pledgor might have pursuant to this Agreement or otherwise would render the Pledgor a "creditor" of Borrowers or any other Pledgor
or Obligor within the meaning of Section 547 of Title 11 of the United
States Code as now in effect or hereafter amended or any comparable provision of any successor statute or (ii) a Default
or Event of Default under paragraph (f) or (g) of Section 7.1 of the Credit
Agreement shall have occurred prior to the Trigger Date.

	(b)	The obligations and liabilities of the Pledgor hereunder shall not be conditioned or contingent upon the pursuit by any Secured Party or any other Person at any time of any right or remedy against the Borrowers or any other Person that may be or become liable in respect of all or any part of the Secured Obligations or against any collateral security or guaranty therefor or right of offset with respect thereto. This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Pledgor until all the Secured Obligations including the obligations of the Pledgor under this Agreement, have been fully performed and paid and the security interests hereunder have terminated.

	Section 11.	Amendments, Modifications and Waivers with Respect to Secured
Obligations.  The Pledgor hereby consents that, without the necessity of any reservation of rights against it and without notice to or further assent by it, any demand for payment of any amounts
due under the Credit Agreement, the Notes or any other Loan Document made by any Secured Party may be rescinded and any of the Obligors'
obligations thereunder continued, and such
obligations or the liability of such Obligor or any other Person on or for any of such obligations,
or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, increased, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the
Credit Agreement, any Note, or any other Loan Document may be amended, modified, supplemented or terminated, in whole or in part, as the parties thereto may deem advisable from time to time, and any such collateral security or guaranty therefor or right of offset with respect thereto at any time held by any Secured Party for the payment of such obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against the
Pledgor and without notice to or further assent by the Pledgor, which will remain bound hereunder notwithstanding any such renewal, extension, increase, amendment, modification, acceleration,
compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release.  The Pledgor hereby waives (to the extent permitted by applicable law) any and all notice of the
creation, renewal, extension or accrual of any of the obligations of any
Obligor under each Loan Document and notice of or proof of
reliance by any Secured Party on this Agreement, and the
Secured Obligations, and any of them, shall conclusively
be deemed to have been created,
contracted or incurred in reliance upon this Agreement
and all dealings between any Obligor and
the Secured Parties likewise shall be conclusively presumed
to have been had or consummated in reliance on this Agreement.
The Pledgor hereby waives, to the extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or on the Pledgor or any other
Obligor with respect to the Secured Obligations.  Nothing contained in this Section 11 shall affect any rights the Pledgor may have under the
Credit Agreement to be notified of and/or consent to amendments, modifications or waivers of the Secured Obligations.

	Section 12.	Termination of Security Interests; Release of Collateral.
This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until indefeasible payment in full of the Secured Obligations and termination of the Credit Agreement, the Notes and the Subsidiary Guaranty.
Upon the indefeasible repayment in full of all Secured Obligations and the termination of the Credit Agreement, the Notes and the Subsidiary Guaranty, the security interests of the Secured Parties in the Collateral shall terminate and all rights to such Collateral shall revert to the Pledgor.
In the event that the Borrowers refinance the entire credit facility under the Credit Agreement, the Secured Obligations shall be deemed to be indefeasibly repaid under this Agreement only if (i) the Agent is satisfied that the new lender is a bank or financial institution of sufficient financial soundness and stability, (ii) the Secured Obligations are fully paid and performed and (iii) the Agent is satisfied that the representations and warranties regarding solvency of the Obligors under Section 4.20 of the Credit Agreement are true and correct as of the date of such payment and performance. At any time and from time to time prior to such termination of the security interests, the Agent may release any of the Collateral of the Pledgor with the prior written consent of all of the Banks. Upon any such termination of the security interests or release of such Collateral, the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Collateral pledged by the Pledgor hereunder as shall be held by the Agent hereunder and not sold or otherwise applied pursuant to the terms hereof and the Agent will, at the expense of the Pledgor, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence the termination of the security interests or the release of such Collateral, as the case may be.

	Section 13.	Notices.  All notices, requests, communications and distributions to any party under this Agreement shall be in writing (including bank wire, telex or similar writing) and shall be given to such party at its address, telecopy or telex number set forth on the signature pages hereof, or such other address, telecopy or telex number as such party may hereafter specify for the purpose by notice to the other party hereto.
Each such notice, request or other communication shall be effective
(i) if given by telex, when such telex is transmitted to the telex number specified pursuant to this Section and the appropriate answerback is received, (ii) if given by telecopy when such telecopy is transmitted to the telecopy number specified pursuant to
this Section, (iii) if given by registered or certified mail, return receipt requested, the third Business Day after such communication is deposited in the mails with postage prepaid, addressed as aforesaid or (iv)
if given by any other means, when delivered at the address
specified pursuant to this Section.

	Section 14.	Waivers, Non-Exclusive Remedies.  No failure on the part of the
Agent to exercise, and no delay in exercising and no course
of dealing with respect to, any right under this
Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Bank of any right under the Credit
Agreement, this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right.  The rights of the Agent and the Banks in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.

	Section 15.	Successors and Assigns.  This Agreement is for the benefit of the
Secured Parties and their successors and assigns, and in the event of an assignment of all or any of the indebtedness under the Credit
Agreement, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness.
This Agreement shall be binding on the Pledgor and its successors and assigns; provided that the Pledgor may not assign
its rights and obligations hereunder without the prior written consent of the Agent which shall be given only with the prior written consent of all of the Banks.  All covenants, agreements,
representations and warranties made herein by the Pledgor shall survive the execution and delivery of this Agreement and shall continue in full force and effect until all the Secured Obligations have been paid in full and this Agreement shall have terminated.  All references
herein to the Borrower, the Pledgor and the Obligors shall be deemed to include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor in possession of or for the
Borrower, the Pledgor or the Obligors.

	Section 16.	Changes In Writing.  Except as otherwise provided herein,
neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Pledgor and the Agent with the written consent of the Required
Banks.

	Section 17.	Further Assurances.  The Pledgor agrees that at any time and from time to time, on the written request of the Agent, it will execute and deliver such further documents and
do such further acts and things as the Agent may reasonably request in order to perfect and protect any security interest granted or purported to be granted hereby, to enable the Secured Parties to exercise and enforce their rights and remedies hereunder with respect to any Collateral and to otherwise effectuate the purposes of this Agreement.

	Section 18.	Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS
(WITHOUT REGARD TO ANY CHOICE OF LAW PROVISIONS THEREOF), EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO
THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION
OTHER THAN ILLINOIS ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

	Section 19.	Fees and Expenses; Exculpatory Provisions.  (a) Any and all fees, costs and expenses of whatever kind or nature, including, without limitation, the reasonable fees and
expenses of counsel and of any experts or agents, incurred by the Secured
Parties in connection
with (i) the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances, or otherwise in protecting, maintaining or preserving the
Collateral or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, (ii) the exercise or
enforcement of any of the rights of the Secured Parties hereunder or (iii) the failure of the Pledgor to perform or observe any of the provisions hereof, shall be borne and paid by the Pledgor to the Agent on demand and until so paid shall be added to, and constitute, Secured Obligations secured hereby and shall bear interest (calculated on the basis of a 360-day year for the actual days elapsed) from the date of such demand until paid in full at a fluctuating rate per annum equal to the sum of the Base Rate plus 2%, payable on demand.

	(b)	The Pledgor hereby acknowledges, confirms, and agrees that neither the Agent nor any Bank shall at any time be liable to the Pledgor or any of its Subsidiaries or Affiliates for any acts or omissions committed in good faith arising from or in connection with the negotiation, preparation, execution, delivery, enforcement, performance and administration of this Agreement, any other Loan Document and any agreements, instruments, certificates or documents executed in connection herewith or therewith, and the Pledgor knowingly, voluntarily, intentionally and irrevocably waives any claims it may now or hereafter have arising from or relating to any such act or omission, provided that (i) such act or omission does not violate any applicable provision of the UCC then in effect and (ii) to the extent that any other law is applicable relating to or affecting the liability of secured parties to pledgors, such act or omission does not constitute gross negligence or willful misconduct on the part of the Agent or the Banks.

	Section 20.	Severability.  If any provision hereof is invalid and
unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

	Section 21.	No Fiduciary Relationship; No Third Party Beneficiaries.  (a) The
relationship of the Pledgor to the Banks and the Agent is strictly that of pledgor and secured party, and nothing herein or in any of the other
Loan Documents shall be construed to create any other relationship
(including, but not limited to, that of partners or joint venturers) or to impose any duties (fiduciary or otherwise) on the Banks and the
Agent except those expressly set forth herein.

	(b)	This Agreement is solely for the benefit of the Agent, the Secured Parties and the Pledgor (and their respective successors and assigns), and nothing contained in this Agreement shall be deemed to confer upon anyone other than the Agent, the Secured Parties and the Pledgor
any right to insist upon or to enforce the performance or observance of any of the obligations contained herein.

	Section 22.	Entire Agreement.  This Agreement (which includes the
Exhibits hereto) is intended by the parties as a final expression and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no agreements, promises, understandings, representations, warranties, undertakings or restrictions with respect to such subject matter except those set forth herein. This Agreement supersedes all contemporary and prior oral and written agreements and understandings among the parties with respect to such subject matter.

	Section 23.	Independence of Covenants.  All covenants of the Pledgor
hereunder shall be given independent effect so that, if a particular action or condition is prohibited by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

	Section 24.	Conflict with Credit Agreement.  Except as otherwise expressly provided in the Credit Agreement, if any provision in the Credit Agreement is in conflict with any
provision of this Agreement, such provision in this Agreement shall control.

	Section 25.	Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the day and year first above written.

PLEDGOR:


_______________________________________


By
	Name:
	Title:
	Address:	c/o Quality Dining, Inc.
			4220 Edison Lakes Parkway
			Mishawaka, Indiana  46545
			Attention:
	Telecopy Number:


AGENT:

TEXAS COMMERCE BANK NATIONAL
ASSOCIATION, as Agent


By
	Name:
	Title:
	Address:	712 Main Street
			Houston, Texas  77002-8059
			Attention:
	Telecopy Number:





                   SCHEDULE I

                (PLEDGOR'S ADDRESS)



            Address of the Location of
           the Records Concerning the
           Collateral:






            Address of the Pledgor's Place
            of Business:




Exhibit C to
Amendment

EXHIBIT H



PLEDGE AGREEMENT


[See attached]

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, the "Agreement") dated as of __________, 1997 by and between each of the parties listed as "Pledgors" on the signature pages hereof and those additional entities that hereafter become parties hereto by executing the agreement in the form of Annex I hereto (each a "Pledgor" and collectively the "Pledgors") and Texas Commerce Bank National Association, as agent
(in such capacity, the "Agent") for the banks (the "Banks") which are parties to the Amended and Restated Revolving Credit Agreement dated as of April 26, 1996, as amended by a First Amendment to Amended and Restated Revolving Credit Agreement dated as of November 7, 1996, a Waiver and Amendment dated as of September 16, 1997 and a Second Amendment to Amended and Restated Revolving Credit Agreement dated as of October 1, 1997 (said Amended and Restated Revolving Credit
Agreement as so amended and as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Credit Agreement") among Quality Dining, Inc., GAGHC Inc.
and BF Holdings, Inc., as Borrowers (the "Borrowers"), the Banks and the Agent.

In order to induce the Agent and the Banks to enter into an amendment to the Credit Agreement to, among other things, amend certain financial covenants of the Credit Agreement, which amendment is to be dated the date hereof, each Pledgor agrees to grant to the Agent for the ratable benefit of the Secured Parties (as defined in Section 1 hereof) a continuing security interest in and to the Collateral (as hereinafter defined) to secure the Obligations and all other obligations and liabilities of the Borrowers, the Subsidiary Guarantors and the Pledgors to the Banks, or any of them, and the Agent under any of the Loan Documents;

	NOW, THEREFORE, for and in consideration of the foregoing and any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the Credit Agreement, the
Notes, the Subsidiary Guaranty, any other Loan Document or otherwise)
heretofore, now or hereafter made to or for the benefit of the Borrowers by any of the Secured Parties in connection with the transactions contemplated by the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.	Definitions.

All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. The following additional terms, as used herein, have the following respective meanings:

"Act" has the meaning assigned to such term in Section 12 hereof.

"Bankruptcy Code" means 11 U.S.C. 101-1330, as amended or otherwise modified from time to time.

"Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, partnership interests, limited liability company interests or other equity interests of any Person, whether common or preferred.

"Collateral" has the meaning assigned to such term in Section 2 hereof.

"Dividends and Distributions Notice" has the meaning assigned to such term in
Section 7 hereof.

"Issuers" has the meaning assigned to such term in Section 2 hereof.

"Obligor" means, individually, each Borrower and each Subsidiary Guarantor and "Obligors" means all of them collectively.

"Pledged Shares" has the meaning assigned to such term in Section 2 hereof.

"Powers" has the meaning assigned to such term in Section 2 hereof.

"Proceeds" has the meaning assigned to such term in Section 2 hereof.

"Rights" has the meaning assigned to such term in Section 2 hereof.

"Secured Obligations" means, without duplication, the Obligations and all obligations and liabilities, now existing or hereafter incurred (i) hereunder,
(ii) under the Credit Agreement and the Notes, including, without limitation, the principal, premium, if any, interest (including, without limitation interest which, but for the filing of a petition in bankruptcy would accrue on such obligation), fees and expenses now or hereafter payable in respect thereof, and under the Subsidiary Guaranty, (iii) under each other Loan Document, if any, and (iv) any renewals or extensions of any of the foregoing.

"Secured Parties" means at any time, the Banks, the Agent and any other Person that may hereafter become a holder of Secured Obligations.

"UCC" means the Uniform Commercial Code as in effect from time to time in the State of Illinois.

Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the UCC shall have the meanings therein stated.

SECTION 2.	The Security Interests.

	(a)	In order to secure the full and punctual payment and performance of the
Secured Obligations in accordance with the terms thereof (whether at stated
maturity, by acceleration or otherwise), including the payment of amounts that would become due but for the automatic stay provisions of Section 362(a)
of the Bankruptcy Code, and to secure the performance of all the obligations of each Pledgor hereunder, each Pledgor hereby grants to the Agent, for the ratable benefit of the Secured Parties, as security for the payment of the Secured Obligations, a security
interest in (i) all of the Capital Stock of the Persons identified on Exhibit
A hereto, as amended as provided herein from time to time (each an "Issuer"
and collectively, the "Issuers") now or at any time or times hereafter owned by such Pledgor (collectively as to all Pledgors referred to herein as the
"Pledged Shares"), (ii) all options, warrants and other rights to acquire and rights in and to the Capital Stock of the Issuers now or hereafter owned by such Pledgor (collectively as to all Pledgors, the "Rights"), and (iii)
all Capital Stock, securities, invoices or property representing a dividend on any of the Pledged Shares or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or like change of the Pledged Shares or otherwise from time to time received, receivable or distributed in respect of or in exchange for the Pledged Shares (the "Proceeds" and together with the
Pledged Shares, the Rights, and the "Powers," as defined below, the property and interests in property described in Sections 8 and 9 hereof, and all proceeds of any of the foregoing collectively referred to herein as the
"Collateral").

(b)	Each Pledgor agrees to execute and deliver to the Agent (i) undated stock powers in the form of Exhibit B hereto, appropriately executed in blank with respect to the Pledged
Shares constituting certificated securities now or hereafter owned by such Pledgor and any warrants or options for the purchase of the Capital
Stock of any of the Issuers included in the Rights now or hereafter owned by such Pledgor, (ii) duly executed instructions to each Issuer of uncertificated Pledged Shares owned by such Pledgor, requesting that the pledge of the Pledged
Shares granted hereunder be registered, all such instructions shall be in suitable form and originated by an appropriate person so as to effect a registration of the pledge, and accompanied by such additional reasonable assurances as the Issuer may request, all in form and substance satisfactory to the Agent, and (iii) an irrevocable proxy or proxies, coupled with an interest, on all the voting Capital Stock of each Issuer of Pledged
Shares now or hereafter owned by such
Pledgor which shall become effective immediately upon and during the continuance of an Event of Default and shall enable the Agent to vote all of the stock represented thereby and (iii) such other documents of transfer as the Agent may from time to time request to enable the Agent to transfer the Collateral into its name or the name of its nominee (all of the foregoing being hereinafter referred to as the "Powers").

(c)	In the event that any Issuer at any time issues any additional or substitute shares of Capital Stock of any class to any Pledgor or issues any note to any Pledgor or owes any Indebtedness to any Pledgor, any certificates representing all such shares and such note or any instrument evidencing such Indebtedness shall, if received by such Pledgor, be received in trustfor the benefit of the Secured Parties and segregated from the other property or funds of such Pledgor and such Pledgor will immediately pledge same to and deposit same with or cause same to be pledged and deposited with the Agent as additional security for the Secured Obligations and all such shares, notes and instruments constitute Pledged Shares and are subject to all provisions of this Agreement.

SECTION 3.	Delivery of Pledged Securities.

(a)	Simultaneously with the execution and delivery of this Agreement or the agreement in the form of Annex I hereto, each Pledgor shall deliver or cause to be delivered to the Agent all certificates representing the Pledged Shares owned by such Pledgor. Each Pledgor agrees immediately to deliver to the Agent or the Agent's nominee all certificates evidencing any of the Collateral which may hereafter at any time come into the possession of such
 Pledgor. All certificates representing Pledged Shares shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated stock powers (in the form of Exhibit B) in blank, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Agent.

	(b)	Simultaneously with the execution and delivery of this Agreement or the agreement in the form of Annex I hereto, each Pledgor shall deliver or cause to be delivered to the Agent a duly executed instruction to each Issuer of uncertificated Pledged Shares owned by such Pledgor, requesting that the pledge of the Pledged Shares granted hereunder be registered.  Each Pledgor agrees immediately to deliver to the Agent or the Agent's nominee a duly executed instruction to the Issuer to register a pledge with respect to any uncertificated Capital Stock constituting Collateral which may hereafter at any time be acquired or otherwise owned by such Pledgor.
All such instructions shall be in suitable form and originated by an appropriate person so as to effect a registration of the pledge, and accompanied by such additional reasonable assurances as the Issuer may request, all in form and substance satisfactory to the Agent.

	(c)	Upon the occurrence of a Default or an Event of Default, the Agent shall have the right, at any time thereafter in its discretion with notice to any
Pledgor, to transfer to or to register in the name of the Agent or any of its nominees, any or all of the Pledged Shares owned by such Pledgor.
In addition, upon the occurrence of a Default or an Event of Default, the Agent shall have the right at any time thereafter to exchange certificates or instruments representing or evidencing Pledged Shares into
certificates or instruments of smaller or larger denominations.

SECTION 4.	Filing; Further Assurances.

	(a)	Each Pledgor agrees that it will, at its expense and in such manner and form as the Agent may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Agent may reasonably request, in order to create, preserve, perfect or validate the Secured Parties'
security interest in the Collateral or to enable the Agent to exercise and enforce its rights hereunder for the ratable benefit of the Secured Parties with respect to any of the Collateral.  To the extent permitted by applicable law, each Pledgor hereby authorizes the Agent to execute and file those UCC financing statements or continuation statements (in the name of the
Pledgor or otherwise, and without the Pledgor's signature appearing thereon)
which the Agent in its reasonable discretion may deem necessary or appropriate to further perfect the Secured Parties'
security interest in the Collateral.  Each Pledgor agrees that a carbon, photographic, photostatic
or other reproduction of this Agreement or of a financing statement relating to this Agreement is sufficient as a financing statement.

	(b)	Each Pledgor will promptly give to the Agent copies of any notices or other communications received by it with respect to Pledged Shares owned by the
Pledgor and the Agent will promptly give to the Pledgor copies of any notices and communications received by the Agent with respect to such Pledged
Shares registered in the name of the Agent or its nominee.

SECTION 5.	Representations and Warranties.

	Each Pledgor represents and warrants as follows:

	(a)	the Pledgor is the sole record and beneficial owner of, and has good and valid title to, the percentage of the issued and outstanding
Capital Stock of the Issuers shown on Exhibit A
(as amended as provided herein from time to time) to be owned by it, free and clear of any Liens other than the Liens created by this
Agreement and, except as disclosed to the Agent in writing,
the Pledgor will be the owner of, and have good and marketable title to, all other Collateral described in Section 2 hereof owned by it when such Collateral becomes subject hereto, subject
to no Liens whatsoever other than those created hereby.  All of the
Pledged Shares owned by the Pledgor have been duly authorized and validly issued and are fully paid and non-assessable and
none are subject to any options to purchase or similar rights of any Person;

	(b)	except as created under this Agreement, there are, and will be, no restrictions upon the voting rights associated with, or upon the transfer of, any of the Collateral pledged by the Pledgor described in Section 2 hereof other than those which may appear on the face of the certificates evidencing such Collateral;

	(c)	all of the Pledged Shares of the Pledgor described on Exhibit A hereto (as amended as provided herein from time to time) have been, and all of the Pledged
Shares of the Pledgor described in Section 2 hereof will be, duly authorized and validly issued for good and
valuable consideration and are, or will be, fully paid and non-assessable;

	(d)	none of the Pledged Shares are "margin stock" within the meaning of
Regulations G, U and X of the Board of Governors of the Federal Reserve System
amended from time to time, or any successor regulations or statutes;

	(e)	the Powers are duly executed and give the Agent the authority they purport to confer; and

	(f)	the pledge, assignment and delivery of the Powers and certificates representing the Pledged Shares (consisting of certificated securities) and the delivery of instructions to the
Issuers of the Pledge Shares (consisting of uncertificated securities) of the Pledgor to the Agent in accordance with Section 3 hereof, creates, and the further pledge, assignment and delivery of such powers and certificates, or instructions, as applicable, by the Pledgor as may be hereafter required under Section 2 hereof will create, in favor of the Secured Parties, a valid Lien on and perfected security interests in the Collateral pledged by the Pledgor and the proceeds thereof subject to no other Lien or option or any agreement purporting to grant to any third party a Lien on the Pledgor's property or assets that would include such Collateral.

SECTION 6.	Covenants.

	Each Pledgor covenants and agrees with the Secured Parties that so long as any
Secured Obligations are outstanding:

	(a)	it will, to the best of its ability, defend the Secured Parties' right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all
Persons whomsoever;

	(b)	it will have or obtain promptly good and marketable title (subject to no
Lien whatsoever, except the Liens created by this Agreement) to and right to pledge any other property at any time hereafter pledged by it to the Secured
Parties as collateral security hereunder and will likewise defend, to the best of its ability, the Secured Parties' right and title thereto and
Liens thereon; and

	(c)	it will not vote to enable any Issuer of any Pledged Shares, and will not otherwise agree to permit any Issuer of any Pledged Shares, to issue any
Capital Stock or other securities of any nature in addition to or in exchange or substitution for any Pledged Shares, except to the Pledgor, which securities, upon the Pledgor's acquisition thereof (directly or indirectly), shall immediately be pledged hereunder.

SECTION 7.	Voting Rights; Dividends; Etc.

	(a)	So long as no Event of Default shall have occurred and be continuing:

(i)	Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that the Pledgors shall not exercise or refrain from exercising any such right if, in the Agent's reasonable judgment, such action would have a material adverse effect on the value of the Pledged Shares or any part thereof; and, provided further, that each Pledgor shall give the Agent at least five days' written notice of the manner in which it intends to exercise or the reasons for refraining from exercising, any such right; except that no such prior notice is required in the event that a Pledgor is exercising or refraining from exercising any such right with respect to matters that are being considered in the ordinary course of business of the respective Issuer of the Pledged Shares.

(ii)	Each Pledgor shall be entitled to receive and retain any and all dividends, distributions of earnings and interest paid in respect of the Pledged Shares, provided, however, that any and all

(A)	dividends and interest paid or payable other than in cash in respect of, and instruments, rights and other property received, receivable or otherwise distributed or distributable in respect of, or in exchange for, any such Pledged Shares,

(B)	dividends and other distributions paid or payable in cash in respect of any such Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital or capital surplus, and

(C)	cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any such Pledged
Shares

shall be, and shall be forthwith delivered to the Agent to hold as, Collateral and shall, if received by a Pledgor, be received in trust for the ratable benefit of the Secured Parties, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to the Agent as Collateral in the same form as so received (with any necessary endorsement).

(iii)	The Agent shall promptly execute and deliver (or cause to be promptly executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, distributions of earnings or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

	(b)	Upon the occurrence and during the continuance of an Event of Default:

	(i)	All rights of each Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)
(i) and to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to
Section 7(a)(ii) shall cease, and all such rights shall thereupon become vested in the Agent, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as
Collateral such dividends, distributions and interest payments to the same extent and with the same force and effect as if the Agent were the absolute and sole owner thereof.  In addition to the Powers, in order to permit the
Agent to exercise the voting and other rights that it may be entitled to exercise pursuant to this paragraph and to receive and hold dividend, distribution and interest payments, each Pledgor shall, upon written notice from the Agent, from time to time execute and deliver to the Agent such appropriate instruments or documents as the Agent may reasonably request.

	(ii)	All dividends, distributions of earnings and interest payments which are received by any Pledgor contrary to the provisions of paragraph (i) of this
Section 7(b) shall be received in trust for the ratable benefit of the
Secured Parties, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Agent, for the
ratable benefit of the Secured Parties, as Collateral in the same form as so received (with any necessary endorsement).

	(iii)	Each Pledgor shall, to the maximum extent and in the maximum amounts permitted by law, cause each Issuer to make dividend payments in cash.

	(c)	Each Pledgor shall send a written notice (the "Dividends and Distributions
Notice") to each Issuer of the Pledged Shares owned by it, no later than thirty (30) days after the date of this Agreement (and shall promptly send the Agent copies thereof), instructing such
Issuer to remit all dividends and other distributions payable with respect to the Collateral directly to the Agent from and after the date the Agent notifies such Issuer that an Event of Default has
occurred until the Agent withdraws such notice.  The Agent agrees to withdraw such notice as soon as such Event of Default is cured or no longer exists.
The Dividends and Distributions Notice shall further instruct such
Issuer that all such dividends and other distributions payable in cash are to be made in the form of a check or wire transfer.

SECTION 8.	Stock Adjustments.

	In the event that, during the term of this Agreement, any dividend or distribution of Capital Stock, reclassification, readjustment or other change is declared or made in the capital structure of any Issuer (including, without limitation, the issuance of additional Capital Stock of any Issuer), or any option included within the Collateral is exercised, or both, then the Agent shall have a security interest in all new, substituted and additional Capital Stock of such Issuer or other securities issued or acquired by reason of any such change or exercise, and all such Capital
Stock or other securities shall become part of the Collateral, and shall be immediately assigned by such Pledgor to the Agent to be held under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder. Each Pledgor shall comply in all respects with the provisions of Section 2(b) with respect thereto. Without affecting the obligations or liabilities of any Pledgor under the provisions of any Loan Document prohibiting such transaction, in the event of any consolidation or merger in which the Issuer is not the surviving corporation, such Pledgor shall grant to the Agent for the ratable benefit of the Secured Parties a security interest in all Capital Stock of the successor corporation (unless the Pledgor is the successor corporation) formed by or resulting from such consolidation or merger.

SECTION 9.	Warrants, Options and Other Rights.

	In the event that, during the term of this Agreement, subscription warrants or any other rights or options shall be issued by any Issuer to any Pledgor, whether in connection with the Collateral or otherwise, then (a) the Agent shall have a security interest in such warrants, rights and options, (b) such warrants, rights and options shall become part of the Collateral, and (c) such warrants, rights and options shall be immediately assigned by such Pledgor to the Agent to be held under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

SECTION 10.	Transfers and Other Liens.

	Each Pledgor agrees that it will not (i) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, any of the
Collateral, or (ii) create, incur or permit to exist any Lien upon any of the Collateral any interest therein or any proceeds thereof, except for the security interest under this Agreement.

SECTION 11.	Rights of Secured Parties; Power of Attorney.

	(a)	No Secured Party shall be liable for failure to collect or realize upon the
Secured Obligations or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall any Secured Party be under any obligation to take any action whatsoever with regard thereto.
Any and all of the Pledged Shares held by the Agent hereunder may, if a Default or an Event of Default has occurred and is continuing, be registered in the name of the Agent or its nominee, and the Agent or its nominee may at any time thereafter, without notice, upon the
occurrence and during the continuance of an Event of Default, exercise all voting and corporate
or constituent rights of a holder of any of the Capital Stock included in the Pledged Shares and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if the Agent were the absolute owner thereof, including (without limitation) the right to exchange, at its discretion, any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of any Issuer of such
Pledged Shares or upon the exercise by any such Issuer or the Agent of any right, privilege or option pertaining to any of the Pledged Shares and, in connection therewith, to deposit and deliver any and all of the
Pledged Shares with any committee, depositary, transfer
agent, registrar or other designated agency on such terms and conditions as the
Agent may determine, all without liability except to account for property actually received by it, but the
Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

	(b)	Each Pledgor hereby unconditionally and irrevocably appoints the Agent its true and lawful attorney, with full power of substitution, in the name of the
Pledgor, the Agent, the Secured Parties or otherwise, for the sole use and benefit of the Secured Parties, but at the expense of such Pledgor, to the extent permitted by law, to exercise, at any time and from time to time, all or any of the following powers with respect to all or any of the
Collateral:

(i)	upon the occurrence and during the continuance of an Event of Default, to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof,

(ii)	upon the occurrence and during the continuance of an Event of Default, to settle, compromise, combine, prosecute or defend any action or proceeding with respect thereto,

(iii)	upon the occurrence and during the continuance of an Event of Default, to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Agent were the absolute owner thereof,

(iv)	upon the occurrence and during the continuance of an Event of Default, to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto,

(v)	upon the occurrence and during the continuance of a Default or an Event of Default, to transfer to, or register in the name of, the Agent or any of its nominees, any or all of the Pledged Shares, and

(vi)	upon the occurrence and during the continuance of a Default or an Event of Default, to take any and all other appropriate action and to execute any and all other documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement;

provided that the Agent shall give a Pledgor not less than ten days' prior written notice of the time and place of any sale or other intended disposition of any such Collateral owned by it except any Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Agent and each Pledgor agree that such notice constitutes "reasonable notification" within the meaning of
Section 9-504(3) of the UCC.

SECTION 12.	Remedies Upon Event of Default.

	If any Event of Default shall have occurred and be continuing, the Agent may exercise on behalf of the Secured Parties, in addition to all other rights and remedies granted to it in this Agreement (including, without limitation, the rights and remedies specified in 11 hereof), the
other Loan Documents and in any other agreement, document or instrument securing, evidencing or relating to the Secured Obligations, all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Agent may, without being required to give any notice, except as herein or in the
Credit Agreement provided or as may be required by mandatory provisions of law,
(i) apply the cash, if any, then held by it as Collateral as specified in
Section 14 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Agent may deem satisfactory.
The Agent or any of the Banks may be the purchaser of any or all of the
Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a
type which is the subject of widely distributed standard price quotations, at any private sale).  Each Pledgor agrees to execute and deliver such documents and take such action as the Agent deems reasonably necessary or advisable in order that such sale may be made in compliance with law.  The Agent is authorized, in connection with any such sale, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Shares to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Shares, (ii) to cause to be placed on certificates for any or all of the Pledged Shares or on any
other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933, as from time to time amended (the "Act"), and may not be disposed of in violation of the provisions of the Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Agent deems necessary or advisable in order to comply with the Act or any other law.
Each Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Agent deems necessary or advisable in order that any such sale may be made in compliance with law.
Upon any such sale the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold.  Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of any Pledgor which may be waived, and each Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted.  The notice (if any) of such sale required by Section 11 shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after
which such sale may be consummated.  Any such public sale
shall be held at such time or times
within ordinary business hours and at such place or places as the Agent may fix in the notice of such sale.  At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Agent may determine.  The Agent shall not be obligated to make any such sale pursuant to any such notice.  The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.  In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the
Collateral so sold and, in case of any such failure, such
Collateral may again be sold upon like notice.  The Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose its security interests in the Collateral and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

SECTION 13.	Limitation on Duty of Agent in Respect of Collateral.

	Beyond the exercise of reasonable care in the custody thereof, the Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the ascertainment or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to the Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or as to the preservation of rights against any parties or any other rights pertaining thereto.  The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Agent in good faith, unless such loss, damage or diminution in value results from the Agent's gross negligence or willful misconduct.  To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands against each
Secured Party arising out of the retention or sale of the Collateral unless resulting from such Secured Party's gross negligence
or willful misconduct.

SECTION 14.	Application of Proceeds.

	The Agent shall apply the proceeds of any sale of, or realization upon, all or any part of the Collateral and any cash held, after deducting all costs and expenses of every kind incurred in connection therewith, due to the Agent or the Banks under the Credit Agreement, the Notes, the Subsidiary Guaranty and each other Loan
Document or any other agreement contemplated thereby or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent hereunder, including, without limitation, attorneys' fees, disbursements and charges, to the payment in whole or in part of the Secured Obligations, in such order and manner as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the UCC, need the Agent account for the surplus, if any, to any Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Agent or any Bank arising out of the exercise by the Agent of any of its rights hereunder, absent gross negligence or willful misconduct on the part of the Agent or such Bank. Each Pledgor which is a party to the Subsidiary Guaranty shall remain liable to the extent provided therein for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Agent or the Banks to collect such deficiency.

SECTION 15.	Concerning the Agent; Performance by Agent of Pledgor's Obligations.

	(a)	The provisions of Article VIII of the Credit Agreement shall inure to the benefit of the Agent in respect of this Agreement and shall be binding upon the parties to the Credit Agreement and each other Loan Document in such respect.  With respect to its Notes and the Loans evidenced thereby, Texas
 Commerce Bank National Association shall have the same rights as any other
 Bank and may exercise the same as though it were not the Agent hereunder, may become the owner of any of the Collateral, and may accept deposits from, lend money to, and generally engage in any kind of banking, lending or trust business with the Borrower or any other Obligor or any of their respective Subsidiaries or Affiliates as if it were not the Agent.

	(b)	If any Pledgor fails to perform or comply with any of its agreements or obligations contained herein and the Agent, as provided for by the terms of this Agreement, itself performs or complies, or otherwise causes performance or compliance with such obligation, the expenses of the Agent incurred in connection with such performance or compliance shall be
added to the principal amount of the Secured Obligations secured hereby and shall be payable on demand and bear interest at the rate specified in Section 26 hereof.

SECTION 16.	Appointment of Co-Agent.

	At any time or times, in order to comply with any legal requirement in any jurisdiction, the Agent may appoint another bank or trust company or one or more other Persons, either to act as co-agent or co-agents, jointly with the Agent, or to act as separate agent or agents on behalf of the Banks with such power and authority as may be necessary for the effectual operation of the provisions hereof, which power and authority may be specified in the instrument of appointment (which instrument may, in the discretion of the Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Article 7 of the Credit Agreement and
Section 15 hereof).

SECTION 17.	No Subrogation; Unconditional Obligations.

	(a)	Notwithstanding any payment or payments made by any Pledgor hereunder, the receipt of any amounts by any Secured Party with respect to the Collateral, or any setoff or application of funds of any Pledgor by any Secured Party, no Pledgor shall be entitled to exercise any right of subrogation to any of the rights of any Secured Party against the Borrowers or any other Obligor, or any collateral security held by any Secured Party for the payment of the Secured Obligations (a) prior to the date that is one year and five days after the indefeasible payment in full of the
Secured Obligations and the termination of the Commitments (the "Trigger
Date") and (b) on and after the Trigger Date, to the extent that (i) such right of subrogation that a Pledgor might have pursuant to this
Agreement or otherwise would render a Pledgor a "creditor"
of the Borrowers or any other Pledgor or Obligor within the meaning of
Section 547 of Title 11 of the United States Code as now in effect or hereafter amended or any comparable provision of any successor statute or
(ii) a Default or Event of Default under paragraph (f) or (g) of Section
7.1 of the Credit Agreement shall have occurred prior to the Trigger Date.

	(b)	The obligations and liabilities of each Pledgor hereunder shall not be conditioned or contingent upon the pursuit by any Secured Party or any other Person at any time of any right or remedy against the
Borrowers or any other Person that may be or become liable in respect of all or any part of the Secured Obligations or against any collateral security or guaranty therefor or right of offset with respect thereto.  This
Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Pledgor until all the
Secured Obligations including the obligations of the Pledgors under this
Agreement, have been fully performed and paid and the security interests hereunder have terminated.

SECTION 18.	Amendments, Modifications and Waivers with Respect to Secured
Obligations.

Each Pledgor hereby consents that, without the necessity of any reservation of rights against it and without notice to or further assent by it, any demand for paymentof any amounts due under the Credit Agreement, the Notes or any other Loan Document made by any Secured Party may be rescinded and any of the Obligors' obligations thereunder continued, and such obligations or the liability of such Obligor or any other Person on or for any of such obligations, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, increased, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement, any Note, or any other Loan Document may be amended, modified, supplemented or terminated, in whole or in part, as the parties thereto may deem advisable from time to time, and any such collateral security or guaranty therefor or right of offset with respect thereto at any time held by any Secured Party for the payment of such obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against the Pledgor and without notice to or further assent by the Pledgor, which will remain bound hereunder notwithstanding any such renewal, extension, increase, amendment, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. Each Pledgor hereby waives
(to the extent permitted by applicable law) any and all notice of the creation, renewal, extension or accrual of any of the obligations of any Obligor under each Loan Document and notice of or proof of reliance by any Secured Party on this Agreement, and the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement and all dealings between any Obligor and the Secured Parties likewise shall be conclusively presumed to have been had or consummated in reliance on this Agreement.
Each Pledgor hereby waives, to the extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or on the Pledgor or any other Obligor with respect to the Secured Obligations. Nothing contained in this Section 18 shall affect any rights any Pledgor may have under the Credit Agreement to be notified of and/or consent to amendments, modifications or waivers of the Secured Obligations.

SECTION 19.	Termination of Security Interests; Release of Collateral.

	This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until indefeasible payment in full of the Secured Obligations and termination of the Credit Agreement, the Notes and the Subsidiary Guaranty.  Upon the indefeasible repayment in full of all Secured Obligations and the termination of the Credit
Agreement, the Notes and the Subsidiary Guaranty, the security interests of the Secured Parties in the Collateral shall terminate and all rights to such Collateral shall revert to the Pledgors.  In the event that the Borrowers refinance the entire credit facility under the Credit
Agreement, the Secured Obligations shall be deemed to be indefeasibly repaid under this Agreement only if (i) the Agent is satisfied that the new lender is a bank or financial institution of sufficient financial soundness and stability, (ii) the Secured Obligations are fully paid and performed and (iii) the Agent is satisfied that the representations and warranties regarding solvency of the Obligors under Section 4.20 of the
Credit Agreement are true and correct as of the date of such payment and performance.  At any time and from time to time prior to such termination of the security interests, the Agent may release any of the Collateral of any
Pledgor with the prior written consent of all of the Banks.  Upon any such termination of the security interests or release of such Collateral, such
Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Collateral pledged by such Pledgor hereunder as shall be held by the Agent hereunder and not sold or otherwise applied pursuant to the terms hereof and the Agent will, at the expense of such Pledgor, execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence the termination of the security interests or the release of such Collateral, as the case may be.

SECTION 20.	Notices.

	All notices, requests, communications and distributions to any party under this Agreement shall be in writing (including bank wire, telex or similar writing) and shall be given to such party at its address, telecopy or telex number set forth on the signature pages hereof, or such other address, telecopy or telex number as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified pursuant to this Section and the appropriate answerback is received, (ii) if given by telecopy when such telecopy is transmitted to the telecopy number specified pursuant to this Section, (iii) if given by registered or certified mail, return receipt requested, the third Business Day after such communication is deposited in the mails with postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified pursuant to this Section.

SECTION 21.	Waivers, Non-Exclusive Remedies.

	No failure on the part of the Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Bank of any right under the Credit
Agreement, this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right.  The rights of the Agent and the Banks in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.

SECTION 22.	Successors and Assigns.

This Agreement is for the benefit of the Secured Parties and their successors and assigns, and in the event of an assignment of all or any of the indebtedness under the Credit Agreement, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on each Pledgor and its successors and assigns; provided that no Pledgor may assign its rights and obligations hereunder without the prior written consent of the Agent which shall be given only with the prior written consent of all of the Banks. All covenants, agreements, representations and warranties made herein by each Pledgor shall survive the execution and delivery of this Agreement and shall continue in full force and effect until all the Secured Obligations have been paid in full and this Agreement shall have terminated. All references herein to the Borrower, the Pledgors and the Obligors shall be deemed to include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor in possession of or for the Borrower, the Pledgors or the Obligors.

SECTION 23.	Changes In Writing.

Except as otherwise provided herein, neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Pledgor and the Agent with the written consent of the Required Banks, provided Exhibit A may be amended from time to time in accordance with Annex I hereto.

SECTION 24.	Further Assurances.

	Each Pledgor agrees that at any time and from time to time, on the written request of the Agent, it will execute and deliver such further documents and do such further acts and things as the Agent may reasonably request in order to perfect and protect any security interest granted or purported to be granted hereby, to enable the Secured Parties to exercise and enforce their rights and remedies hereunder with respect to any Collateral and to otherwise effectuate the purposes of this Agreement.

SECTION 25.	Governing Law.

	THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND
GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO
ANY CHOICE OF LAW PROVISIONS THEREOF), EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT
REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN
ILLINOIS ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

SECTION 26.	Fees and Expenses; Exculpatory Provisions.

	(a)	Any and all fees, costs and expenses of whatever kind or nature, including, without limitation, the reasonable fees and expenses of counsel and of any experts or agents, incurred by the Secured Parties in connection with (i) the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances, or otherwise in protecting, maintaining or preserving the Collateral or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, (ii) the exercise or enforcement of any of the rights of the Secured Parties hereunder or (iii) the failure of any Pledgor to perform or observe any of the provisions hereof, shall be jointly and severally borne and paid by the Pledgors to the Agent on demand and until so paid shall be added to, and constitute, Secured Obligations secured hereby and shall bear interest (calculated on the basis of a 360-day year for the actual days elapsed) from the date of such demand until paid in full at a fluctuating rate per annum equal to the sum of the Base Rate plus 2%, payable on demand.

	(b)	Each Pledgor hereby acknowledges, confirms, and agrees that neither the
Agent nor any Bank shall at any time be liable to the Pledgor or any of its Subsidiaries or Affiliates for any acts or omissions committed in good faith arising from or in connection with the negotiation, preparation, execution, delivery, enforcement, performance and administration of this Agreement, any other Loan Document and any agreements, instruments, certificates or documents executed in connection herewith or therewith, and each Pledgor knowingly, voluntarily, intentionally and irrevocably waives any claims it may now or hereafter have arising from or relating to any such act or omission, provided that (i) such act or omission does not violate any applicable provision of the UCC then in effect and (ii) to the extent that any other law is applicable relating to or affecting the liability of secured parties to pledgors, such act or omission does not constitute gross negligence or willful misconduct on the part of the Agent or the Banks.
Without limiting the generality of the foregoing, and in accordance with
Sections 11 and 12 hereof, each Pledgor hereby confirms that during the continuance of an Event of Default, the Agent shall have the right, for the ratable benefit of the Secured Parties, to vote, and exercise all voting rights with respect to, all shares of the Issuers pledged to it and to realize, to the fullest extent permitted by applicable law, on all Pledged Shares.

SECTION 27	Severability.

	If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and
(ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or
enforceability of such provision in any other jurisdiction.

SECTION 28.	No Fiduciary Relationship; No Third Party Beneficiaries.

	(a)	The relationship of the Pledgors to the Banks and the Agent is strictly that of Pledgor and secured party, and nothing herein or in any of the other
Loan Documents shall be construed to create any other relationship
(including, but not limited to, that of partners or joint venturers) or to impose any duties (fiduciary or otherwise) on the Banks and the Agent except those expressly set forth herein.

	(b)	This Agreement is solely for the benefit of the Agent, the Secured Parties and the Pledgors (and their respective successors and assigns), and nothing contained in this Agreement shall be deemed to confer upon anyone other than the Agent, the Secured Parties and the Pledgors any right to insist upon or to enforce the performance or observance of any of the obligations contained herein.

SECTION 29.	Entire Agreement.

	This Agreement (which includes the Exhibits hereto) is intended by the parties as a final expression and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof.  There are no agreements, promises, understandings,
representations, warranties, undertakings or restrictions with respect to such subject matter except those set forth herein.  This Agreement supersedes all contemporary and prior oral and written agreements and understandings among the parties with respect to such subject matter.

SECTION 30.	Independence of Covenants.

	All covenants of the Pledgors hereunder shall be given independent effect so that, if a particular action or condition is prohibited by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

SECTION 31.	Conflict with Credit Agreement.

	Except as otherwise expressly provided in the Credit Agreement, if any provision in the Credit Agreement is in conflict with any provision of this Agreement, such provision in this Agreement shall control.

SECTION 32.	Counterparts; Effectiveness.

	This Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. The failure of any Pledgor to execute this Agreement or the agreement in the form of Annex I hereto shall not affect or impair the validity or enforceability of this Agreement against any Pledgor executing this Agreement.


	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the day and year first above written.

PLEDGORS:


QUALITY DINING, INC.


By
	Name:
	Title:
	Address:	4220 Edison Lakes Parkway
			Mishawaka, Indiana  46545
			Attention:
	Telecopy Number:


[ADD OTHERS]



AGENT:

TEXAS COMMERCE BANK NATIONAL
ASSOCIATION, as Agent


By
	Name:
	Title:
	Address:	712 Main Street
			Houston, Texas  77002-8059
			Attention:
	Telecopy Number:




Exhibit A to Pledge Agreement


DESCRIPTION OF PLEDGED SHARES


                    Description of         Percentage of issued and outstanding
Pledgor    Issuer   Capital Stock                 Capital Stock  of Issuer
                                                     represented thereby























































Exhibit B to Pledge Agreement


FORM OF STOCK POWER



	FOR VALUE  RECEIVED, the undersigned ___________________________________
hereby sells, assigns and transfers unto
				   [Please insert social security or other identifying number of assignee]
(________) Shares of the _______________________ Capital Stock of _____________
________________________________________________________ standing in my (our)
name(s) on the books of said Corporation represented by Certificate(s)
No(s). ________________
herewith, and do hereby irrevocably constitute and appoint ____________________
__________________________________________________________________________
attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

Date _____________________




In presence of


__________________________


Annex I to Pledge Agreement

[Form of Agreement]


By signing below, [each of] the undersigned becomes a Pledgor under the Pledge Agreement dated as of ____________, 1997 [, as amended] (the "Pledge Agreement") , to which this agreement is attached and made a part of, and agrees to be bound by the terms of the Pledge Agreement. Exhibit A to the Pledge Agreement is hereby amended to add all Capital Stock of the Persons identified on
Exhibit I hereto. Each Pledgor represents and warrants to the Agent and the Banks that the representations and warranties contained in Section 5.1 of the Pledge
Agreement are true and correct on the date hereof.

	[Name of Pledgor]


Date:  _________________________	By:
	Its:


Exhibit I to Agreement


DESCRIPTION OF PLEDGED SHARES




                         Description of    Percentage of issued and outstanding
Pledgor    Issuer        Capital Stock      Capital Stock of Issuer represented
                                                          thereby






Exhibit D to
Amendment




[Form of Note]

AMENDED AND RESTATED PROMISSORY NOTE


$__________	 __________, 199_
	Chicago, Illinois

	FOR VALUE RECEIVED, QUALITY DINING, INC., an Indiana corporation ("QDI") and GAGHC, INC., a Delaware corporation ("GAGHC"), (collectively together with their successors and assigns, the "Borrowers"), hereby promise, jointly and severally, to pay to ____________________ (the "Holder"), the principal sum of __________ DOLLARS
($__________) or such lesser amount as shall equal the aggregate unpaid principal amount of the Advances (as defined in the hereinafter defined
Credit Agreement) made by the Holder to the Borrowers, or any of them, under the Credit Agreement on the Termination Date (as defined in the Credit Agreement) and to pay interest on the unpaid principal amount of each Advance, for the period commencing on the date of such Advance until such Advance shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

	Both principal and interest are payable in lawful money of the United States of
 America and in immediately available funds to the Agent (as defined in the
Credit Agreement) to such domestic account as the Agent may designate.
The date, amount and type of each Advance made by the Holder to the
Borrowers, or any of them, and each payment made on account of the principal thereof, shall be recorded by the Holder on its books and, prior to any transfer of this Note, endorsed by the Holder on the schedule attached hereto or any continuation thereof; provided that the Holder's failure to make any such recordation or notation shall not affect the Obligations of the
Borrowers hereunder or under the Credit Agreement.

	This Note is one of the Notes referred to in the Amended and Restated Revolving Credit Agreement (as it has been amended and as it may hereafter be amended from time to time, the "Credit Agreement") dated as of April 26, 1996 by and between the Borrowers, the banks party thereto (the "Banks") and Texas Commerce Bank National Association, as agent (the "Agent"), which amends and restates the Revolving Credit Agreement dated as of April 26, 1996 by and between the Borrowers, the banks party thereto and Texas Commerce Bank National Association, as agent (the "Original Credit Agreement").
This Note amends and restates and is issued in substitution for an Amended and Restated Promissory Note dated November 7, 1996 (the "Original Note") issued by QDI, GAGHC and BF Holding, Inc. pursuant to the Credit Agreement and evidences Advances made thereunder. This Note does not constitute a novation of the obligations under the Original Note. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

	The Credit Agreement provides for the acceleration of the maturity of the Advances evidenced by this Note upon the occurrence of certain events and for prepayments of Advances upon the terms and conditions specified therein.

	This Note is secured by a Subsidiary Guaranty issued by certain Wholly-Owned
Subsidiaries of Quality Dining, Inc. in favor of the Agent for the benefit of the Banks and may now or hereafter be secured by one or more other guaranties, instruments or agreements of the
Borrower or any other Person.

	The Borrowers hereby waive demand, presentment, protest and notice of nonpayment and protest.

	THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS.


QUALITY DINING, INC.


	By:  _______________________________________
		[Name]
		[Title]


	GAGHC, INC.,


	By:
		[Name]
		[Title]



Schedule to Promissory Note

                                                             Date Principal of
Date of Advance    Amount of Advance   Type of Advance         Advance Repaid






 	Applicable only if Pledgor is a Borrower or a Subsidiary Guarantor.